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                                                                     Exhibit 4.1

                             UNDERWRITING AGREEMENT

                                 DATED AS OF [ ]

                                     BETWEEN

                               THE STATE OF ISRAEL

                                       AND

                       DEVELOPMENT CORPORATION FOR ISRAEL

                                  (UNDERWRITER)

                                 [ BOND ISSUE ]
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      AGREEMENT made [       ] between the STATE OF ISRAEL (the "State") and
DEVELOPMENT CORPORATION FOR ISRAEL (the "Corporation").

                             W I T N E S S E T H:
                             - - - - - - - - - -

      WHEREAS, the State has duly authorized the issue of its bonds in one or more series known as its [NAME OF BONDS] in the aggregate principal
amount of [$     ] (the "Bonds") and has duly authorized the execution
and delivery of this Agreement; and

      WHEREAS, the Corporation, duly organized and incorporated under the laws of the State of New York, has agreed to undertake the sale of the Bonds in accordance with the terms herein contained; and

      WHEREAS, the State intends to enter into a Fiscal Agency Agreement (the
"Fiscal Agency Agreement") with [      ]. (the "Fiscal Agent"), substantially in
the form attached hereto as Schedule A; and

      WHEREAS, the Bonds will be substantially in the form attached to said Fiscal Agency Agreement as Exhibit A thereto;

      NOW, THEREFORE, IT IS AGREED THAT:

         1. The Corporation shall be the sole and exclusive underwriter and broker for the State throughout the United States for the sale of the Bonds.

         2. (a) The Corporation shall use its best efforts to sell the entire authorized issue of the Bonds. The Corporation shall act as agent in the sale of the Bonds and shall receive, with respect to all Bonds sold pursuant to this
Section 2(a), a commission at a rate to be determined from time to time by the State and the Corporation, but not to exceed 6% of the Purchase Price (as defined in the Fiscal Agency Agreement) of the Bonds sold for the account of the State by the Corporation as agent. The Corporation may utilize the services of any other person or persons as
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broker, dealer or agent under any arrangements not inconsistent herewith that it may deem appropriate.

                  (b) The Bonds shall be issuable only as provided for and defined in the Fiscal Agency Agreement.

         3. In effectuating the sale of the Bonds, (a) the Corporation shall be entitled to utilize the services of the Fiscal Agent in accordance with the terms and provisions of the Fiscal Agency Agreement; (b) the Corporation shall keep accurate and complete records of the date of sale and the Purchase Price (as defined in the Fiscal Agency Agreement) of each Bond and such other applicable information as is required and generally expected of the Corporation;
(c) prior to effecting any sales of the Bonds, the Corporation will assure that the purchaser thereof has properly completed all required subscription documents; and (d) the Corporation shall deliver the subscription price and all subscription documents to the Fiscal Agent within five (5) business days of their completion by a purchaser of Bonds in form acceptable to the Corporation.

         4. The State will provide every possible assistance to the Corporation in its sales campaigns, including the use of its facilities and representatives in Israel and elsewhere, at the request of the Corporation, to inform the public of the economic development and security of the State; and otherwise to assist in maintaining an atmosphere conducive to the sale of Bonds.

         5. (a) With respect to the Bonds, the State shall file with the Securities and Exchange Commission (the "SEC") a registration statement, including a prospectus (such registration statement, prospectus and all amendments and supplements thereto being herein referred to as the "Registration Statement"), pursuant to and in conformity with the Securities Act of 1933, as amended (the "Securities Act"). The State shall file such amended registration statements and supplementary prospectuses and such other documents as may be required to be


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filed with the SEC, in order to permit the continuous sale of the Bonds by the
Corporation from the effective date of the registration of the Bonds until sales are completed.

                  (b) The State shall also file all statements, registrations or other documents required to be filed by the State as the issuer of the Bonds in order to permit the continuous sale of the Bonds by the Corporation in each state of the United States from the effective date of the registration of the Bonds through the third anniversary thereof. In the event that, under the laws of any state, any such statement, registration or other document needs to be filed by the Corporation on behalf of the State, then the Corporation may file such document on behalf of the State.

         6. The Corporation shall make a public offering of the Bonds within a reasonable time after the effective date of the Registration Statement to be filed with the SEC.

         7. (a) The Bonds shall be offered for sale at prices equal to the Purchase Price (as defined in the Fiscal Agency Agreement) as determined by the State pursuant to the Fiscal Agency Agreement.

            (b) The Corporation may allow reasonable concessions or commissions to brokers and dealers who are regularly engaged in the securities business.

         8. (a) In addition to the commissions provided for in Section 2 hereof, the State shall pay and bear all charges, expenses and fees in connection with:

                           (i) The issuance of the Bonds, including, without
limitation, the preparation, printing and/or engraving, execution, authentication and delivery thereof;

                           (ii) The preparation and filing of the Registration
Statement (and all amendments and supplements thereto) to be filed pursuant to the Securities Act, and the registration of the Bonds thereunder;


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                           (iii) The preparation, printing, publication and
distribution of prospectuses, newspaper prospectuses, advertising, literature, collection of subscriptions, public presentations, maintaining complete and accurate records of all Bond transactions, and official visits of representatives of the State;

                           (iv) The registration of the Bonds and of the State
pursuant to the statutes of the several states of the United States, including, without limitation, all registration fees;

                           (v) All sums payable to the Fiscal Agent, pursuant to
the Fiscal Agency Agreement or Agreements made in conformity with its provisions;

                           (vi) Any and all payments to be made to any
employees' pension fund of the Corporation; and

                           (vii) The Corporation, as paying agent of the State
and for the account thereof, may make any payments with respect to any of the above items and the State agrees to make full reimbursement to the Corporation with respect to such payments.

                  (b) The Corporation shall, at the end of each three-month period, or at such similar intervals as may be requested by the State, render an accounting to the State with respect to all proceeds of the sales of the Bonds, and the expenses incurred on behalf of the State. The settlement of any amounts which are shown by such accountings to be payable by either party to the other shall be made promptly after such accountings.

         9. The obligations of the Corporation hereunder are subject to the following conditions:

                  (a) That the State shall furnish to the Corporation a written opinion of the Legal Advisor to the Ministry of Finance of the State to the effect that the Bonds have been duly


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authorized in accordance with the laws of the State, which opinion shall be satisfactory to counsel for the Corporation; that upon the issuance and delivery of the Bonds pursuant to the Fiscal Agency Agreement, they will constitute valid, binding, absolute and unconditional obligations of the State for the performance of which the full faith and credit of the State is obligated; and that this Agreement has been duly authorized and executed in accordance with the laws of the State applicable thereto and that all provisions hereof are valid and binding upon the State.

                  (b) That the form and validity of the Bonds, the proceedings and other related matters incident to the issuance and sale of the Bonds, the form of the Registration Statement, and the form of the prospectus relating to the Bonds shall be satisfactory to counsel for the Corporation.

         10. The State warrants and represents to the Corporation that, when the Registration Statement becomes effective, such Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements or omissions in the Registration Statement based upon information furnished to the State, in writing, by the Corporation, expressly for use therein. The State agrees to indemnify and hold harmless the Corporation, its officers and directors, the members of its Board of Governors, if any, and all other persons whom the Corporation shall, in its discretion, determine to give a like indemnity, against any and all losses, claims, damages and liabilities to which they or any of them may become subject, and to reimburse each of them for any legal or other expenses incurred by them in connection with defending any actions, insofar as such losses, claims, damages, liabilities or actions, arise out of or are based upon any such untrue


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statement of a material fact contained in the Registration Statement or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any such untrue statement or omission which was made or omitted in such Registration Statement in reliance upon information furnished, in writing, to the State by the Corporation expressly for use therein. The representations and warranties and the indemnity agreements herein contained shall remain operative and in full force and effect regardless of any termination of this Agreement, or any investigation made by or on behalf of the Corporation or any other person. In the event that the Corporation shall make any payment with respect to any loss, claim, damage or liability reasonably determined by it to come within the scope of the indemnification agreement, the State agrees to make full reimbursement to the Corporation with respect to such payment.

         11. The State will enter into a Fiscal Agency Agreement with the Fiscal Agent in the form annexed hereto as Schedule A or as modified with the consent of the Corporation. Said Fiscal Agency Agreement shall be deemed to be incorporated herein and made a part of this Agreement. The Corporation agrees to prescribe forms of subscription for the Bonds, determine the procedures for effecting subscriptions and perform to the best of its ability all other services to be performed by it pursuant to said Fiscal Agency Agreement, all in accordance with such reasonable instructions as may be given to it from time to time by the State; and agrees to perform its obligations hereunder in a manner which shall be consistent with the terms and conditions of said Fiscal Agency Agreement.

         12. The Bonds shall be sold from the effective date of the registration of the Bonds through the third anniversary thereof.


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             (a) The terms of this Agreement shall be effective from the date hereof until the third anniversary of the effective date of the registration of the Bonds, inclusive, or until such earlier date as may be provided for in accordance with subsection (b) of this section.

             (b) On or after the first anniversary of the effective date of the registration of the Bonds, either party to this Agreement may give notice, in writing, to the other that this Agreement shall terminate on a date six (6) months subsequent to the receipt of such notice.

             (c) If this Agreement shall be continued by mutual consent after the third anniversary of the effective date of the registration of the Bonds, then it is agreed that from such date to termination of the Agreement, the Corporation shall perform such services in connection with the Bonds as may be agreed to between the State and the Corporation for which the Corporation shall be paid reasonable compensation.

             (d) Upon the cessation of the sale of securities of all issues through the Corporation by the State, the State shall pay to the Corporation such amount as shall be necessary to pay and discharge all out-of-pocket expenses incurred in connection with the operations of the Corporation, whether such expenses are then due or will thereafter become due, on a fully accountable basis.

         13. (a) Any notice, report, accounting or communication required to be given to the State under this Agreement may be given by registered mail to the Chief Fiscal Officer of the Ministry of Finance for the Western Hemisphere, or to any other representative of the State duly authorized in writing to receive such notice, report, accounting or communication.

             (b) Any notice, report, account or communication required to be given to the Corporation, may be given by registered mail to the President, Executive Vice President, any other Vice President, Secretary or Treasurer of the Corporation, such mail to be addressed to


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such persons at the principal office of the Corporation or to such other persons or such other places as the Corporation may indicate by written notice to the State.

         14. With the written consent of the State, the Corporation may assign this Agreement and all of its rights and duties hereunder to a successor which shall assume the duties of the Corporation hereunder. Upon the making of such assignment, the Corporation shall be thereby discharged of all liabilities and obligations hereunder.

         15. This Agreement is subject to amendment, from time to time, by mutual consent of the State and the Corporation.

         16. This Agreement has been executed and delivered in New York, New York, and is made pursuant to, and shall in all respects be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law.

         17. This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

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         IN WITNESS WHEREOF, the State has caused this Agreement to be signed in its behalf by the Chief Fiscal Officer and the Deputy Chief Fiscal Officer of the Ministry of Finance for the Western Hemisphere, thereunto duly authorized, and to be impressed with its seal, and Development Corporation for Israel has caused this Agreement to be signed by its President or Vice President and to be impressed with its corporate seal.

                                       STATE OF ISRAEL

                                       By:
                                          --------------------------------------
                                          Chief Fiscal Officer of the
                                          Ministry of Finance for the
                                          Western Hemisphere

(Seal of the
State of Israel)

                                       By:
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                                          Deputy Chief Fiscal Officer of the
                                          Ministry of Finance for the
                                          Western Hemisphere

                                       DEVELOPMENT CORPORATION FOR
                                          ISRAEL

(Seal of Development
Corporation for Israel)                By:
                                          --------------------------------------
                                          Name:
                                          Title:


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